                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                              CSS INDUSTRIES, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                             CSS INDUSTRIES, INC.


                              1845 Walnut Street
                        Philadelphia, Pennsylvania 19103

                             ---------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ---------------------
Dear Stockholder:


     The 2000 Annual Meeting of Stockholders of CSS Industries, Inc. will be held at the Sheraton Rittenhouse Square Hotel, 227 S. 18th Street, Philadelphia, PA 19103 on Tuesday, May 2, 2000, at 10:00 a.m. local time.


     At our Annual Meeting, we will ask you to:


     1. Elect a board of eight directors; and


     2. Transact any other business that may properly be presented at the Annual Meeting.


     If you were a stockholder of record at the close of business on March 6, 2000, you may vote at the Annual Meeting. A list of CSS stockholders entitled to vote at the Annual Meeting will be available at our offices during normal business hours for review by any stockholder for the ten days before the Annual Meeting.



                                           By order of the board of directors,



                                           STEPHEN V. DUBIN
                                           Secretary

Philadelphia, Pennsylvania
March 24, 2000







We hope that you will attend the Annual Meeting. Whether or not you plan to attend the meeting, we invite and encourage you to complete, sign and return the enclosed proxy in the envelope provided.

                             CSS INDUSTRIES, INC.
                              1845 Walnut Street
                       Philadelphia, Pennsylvania 19103

                               ----------------

                                PROXY STATEMENT
                      2000 Annual Meeting of Stockholders

                               ----------------

WHY YOU RECEIVED THIS PROXY STATEMENT


     You received this proxy statement because the board of directors of CSS Industries, Inc. is soliciting your proxy to vote at the 2000 Annual Meeting of Stockholders to be held at the Sheraton Rittenhouse Square Hotel, 227 S. 18th Street, Philadelphia, Pennsylvania 19103 on Tuesday, May 2, 2000 at 10:00 a.m. local time. This proxy statement provides information that should assist you in voting on matters presented to the Annual Meeting. You may vote in one of two ways: in person, by attending the Annual Meeting and casting your vote, or by proxy, by completing, signing and returning the enclosed proxy card. We are sending this proxy statement and the accompanying form of proxy to stockholders beginning on March 24, 2000.


WHO CAN VOTE

     Stockholders of record at the close of business on March 6, 2000 may vote at the Annual Meeting. On this record date, 9,283,720 shares of CSS common stock, par value $.10 per share, were outstanding. Each share of common stock is entitled to one vote on any matter which is properly presented to the Annual Meeting.


WHO WILL PAY THE COSTS OF THIS PROXY SOLICITATION

     We are paying for this solicitation of proxies. In addition to this mailing, proxies may be solicited by telephone by officers, directors or employees of CSS and its affiliated companies, who will not receive payment specifically for these services. We may also work with banks, brokerage houses and other custodians, nominees and fiduciaries to assist in forwarding solicitation material to the beneficial owners of such shares, and we will reimburse these persons for their reasonable out-of-pocket expenses.


HOW TO BE PART OF AN EFFECTIVE VOTE

     In order to have an effective vote on any matter at the Annual Meeting, there must be a quorum. A quorum exists when the holders of a majority of the shares entitled to vote are present in person or represented by proxy. Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the eight nominees receiving the most votes will be elected as directors. Any other matter voted upon at the Annual Meeting shall be decided by the affirmative vote of the holders of a majority of the shares, present in person or represented by proxy, entitled to vote at the Annual Meeting. You may vote at the Annual Meeting only if you are present in person or by proxy. You may authorize the voting of your shares at the Annual Meeting by completing the enclosed proxy. The shares represented by each properly completed proxy card will be voted at the Annual Meeting in accordance with each stockholder's choices. For the election of directors, votes may be cast in favor or withheld. Votes that are withheld will not be counted in the vote and will have no effect, other than to determine the presence of a quorum. Abstentions may not be specified for the election of directors. Abstentions will be considered present at the Annual Meeting, but will not be counted as votes cast in the affirmative. Brokers that are member firms of the New York Stock Exchange and who hold shares in street name for customers, but have not received instructions from a beneficial owner, have the right under the New York Stock Exchange rules to vote those shares with respect to the election of directors. If you do not mark a box, or otherwise withhold your vote, the shares will be voted as recommended by the board of directors. If any additional matters are properly presented to the Annual Meeting, the proxy holders will vote the proxies (which give the proxy holders the right to vote on such additional matters) in accordance with their best judgment.

HOW YOU MAY REVOKE YOUR PROXY

     You may revoke your proxy at any time before the vote is taken at the Annual Meeting by filing with the Secretary of CSS a written revocation or another form of proxy bearing a date later than the date of the proxy that you submitted previously. You may also revoke your proxy by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy if you do not file a written revocation, submit a later-dated proxy or vote in person.


OUR INDEPENDENT ACCOUNTANTS AND THEIR ATTENDANCE AT THE ANNUAL MEETING

     Arthur Andersen LLP served as our independent public accountants for 1999 and has been selected to serve as our independent public accountants in 2000. We have invited a representative of Arthur Andersen LLP to attend the Annual Meeting, and this representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to your questions.

     Your proxy vote is important. We therefore invite and encourage you to complete, sign and return the accompanying proxy whether or not you plan to attend the Annual Meeting.


                            CSS SECURITY OWNERSHIP

     The following table shows all persons we know to beneficially own at least 5% of our common stock as of March 6, 2000, unless otherwise noted. The table also shows, as of that date, all beneficial ownership of our common stock by our current directors, our chief executive officer and four other most highly compensated executive officers for services rendered to CSS for the fiscal year ended December 31, 1999, separately and all directors and executive officers as a group, and an additional individual who served as an executive officer during the last completed fiscal year but was not serving as such at December 31, 1999.



                                                                           Number
                                                                          of Shares            Percent
                                                                        Beneficially              of
                       Beneficial Owner                                   Owned(1)             Class(2)
--------------------------------------------------------------   --------------------------   ---------
Dimensional Fund Advisors Inc. ...............................              730,200(3)            7.9%
Fenimore Asset Management, Inc. and Thomas O. Putnam .........              598,785(4)            6.4%
T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap
 Value Fund, Inc. ............................................              713,100(5)            7.7%
James H. Bromley .............................................              377,559(6)            4.1%
John R. Bunting, Jr. .........................................               21,000(7)              *
Stephen V. Dubin .............................................              346,282(8)            3.7%
David J. M. Erskine ..........................................                9,000                 *
Jack Farber ..................................................            3,044,821(9)           32.8%
Richard G. Gilmore ...........................................               18,896(10)             *
Leonard E. Grossman ..........................................              243,382(11)           2.6%
James E. Ksansnak ............................................               21,233(10)             *
Michael L. Sanyour ...........................................               15,387(10)             *
Steven A. Cohen ..............................................                    0                 *
Scott M. Shea ................................................               33,008(12)             *
John A. Pinti ................................................                    0(13)             *
All directors and executive officers of CSS as a group (13
 persons, including the individuals named above) .............            4,201,241(9)(14)       45.3%

------------
(1) "Beneficial ownership" is a technical term defined by Securities and Exchange Commission regulations. Accordingly, the table lists all shares as to which such persons have or share the power to vote or to direct disposition and all shares issuable upon the exercise of outstanding stock options held by each individual or group to the extent exercisable at March 6, 2000 or within 60 days thereafter. Unless otherwise indicated, each person has the sole power to vote and to direct disposition of the shares listed as beneficially owned by such person.

(2) This percentage is calculated based upon a total of 9,283,720 shares of common stock outstanding at March 6, 2000. An asterisk indicates that ownership is less than 1% of the class.

(3) This information is as of December 31, 1999 and is based upon Schedule 13G dated February 4, 2000 filed with the Securities and Exchange Commission by Dimensional Fund Advisors Inc. ("Dimensional") which is located at 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. These securities are owned by four investment companies registered under the Investment Company Act of 1940, and certain other commingled group trusts and separate accounts to which Dimensional serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the securities laws, Dimensional is deemed to be the beneficial owner of such securities; however, Dimensional expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4) This information is as of December 31, 1999 and is based upon Amendment 4 to Schedule 13G, dated February 7, 2000 jointly filed with the Securities and Exchange Commission by Fenimore Asset Management, Inc. and Thomas O. Putnam, located at 118 N. Grand Street, Box 310, Cobleskill, NY 12043.

(5) This information is as of December 31, 1999 and is based upon Amendment 7 to Schedule 13G, dated February 14, 2000 filed with the Securities and Exchange Commission jointly by T. Rowe Price Associates, Inc. ("Price Associates") and T. Rowe Price Small-Cap Value Fund, Inc. ("Value Fund"), which are located at 100 E. Pratt Street, Baltimore, MD 21202. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. Value Fund owns 600,000 (6.5% of class) of these securities. For purposes of the reporting requirements of the securities laws, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6) The shares shown in this table include options to purchase 1,000 shares of common stock granted under the CSS 1995 Stock Option Plan for Non-Employee Directors (the "1995 Plan").

(7) The shares shown in the table include options to purchase 4,000 shares of common stock granted under the CSS 1991 Stock Option Plan for Non-Employee Directors ("1991 Plan") and options to purchase 6,000 shares of common stock granted under the 1995 Plan. Mr. Bunting shares the power to vote and to direct disposition of 400 shares included in this table.

(8) The shares shown in the table include options to purchase 53,125 shares of common stock granted under the CSS 1994 Equity Compensation Plan, as amended (the "1994 Plan").

(9) Mr. Farber, who has a business address at 1845 Walnut Street, Suite 800, Philadelphia, PA 19103, owns 519,290 shares directly. In addition, he owns 430,474 shares beneficially through a grantor retained annuity trust and he owns 1,515,151 shares beneficially through his ownership of general and limited partnership interests in Delv, L.P. Mr. Farber is the sole stockholder of the general partner of Delv and his daughter is the sole director and is President, Secretary and Treasurer of the general partner of Delv. Included among the shares beneficially owned by Mr. Farber are 258,554 shares held directly by Mr. Farber's wife. Also included among the shares beneficially owned by Mr. Farber are 265,702 shares of common stock owned by a trust for the benefit of David M. Farber, Mr. Farber's son, in which Mr. Farber serves as co-trustee with David Farber and 55,650 shares owned by trusts for the benefit of two of Mr. Farber's grandchildren in which Mr. Farber's wife serves as co-trustee with his daughter. Mr. Farber disclaims beneficial ownership of all shares owned directly or beneficially by his wife and by trusts for the benefit of his family members. Not included in the number of shares beneficially owned by Mr. Farber are shares held by the Farber Foundation or the Farber Family Foundation, as to which Mr. Farber and the directors and officers of CSS who are members, directors or officers of the foundations disclaim beneficial ownership. The Farber Foundation, Inc., a charitable foundation in which Mr. Farber and certain officers of CSS are officers and directors, owns 92,784 shares, and the Farber Family Foundation, Inc., a charitable foundation in which Mr. Farber is an officer and director, owns 284,000 shares.

(10) The shares shown in the table include options to purchase 4,000 shares of common stock granted under the 1991 Plan and options to purchase 6,000 shares of common stock granted under the 1995 Plan.

(11) The table includes 6,000 shares of common stock held by Mr. Grossman's wife, as to which Mr. Grossman disclaims beneficial ownership. The shares shown in the table include options to purchase 4,000 shares of common stock granted under the 1991 Plan and 6,000 shares of common stock granted under the 1995 Plan.

(12) The shares shown in the table include options to purchase 27,800 shares of common stock granted under the 1994 Plan.

(13) Mr. Pinti retired as an executive officer effective November 12, 1999. We repurchased 30,651 shares of common stock from Mr. Pinti on December 22, 1999 at the then fair market value.

(14) The table shows beneficial ownership of a total of 176,925 shares of common stock pursuant to stock options granted under the 1991 Plan, the 1994 Plan and the 1995 Plan.


                             ELECTION OF DIRECTORS

     Our board of directors currently has nine members. One current director, John R. Bunting, Jr., is ineligible for re-election because of age-limitation provisions in our by-laws and is retiring from membership on the board of directors. By resolution adopted by the board of directors on March 2, 2000, the honorary title of Director Emeritus was conferred on him effective May 2, 2000. You are asked to vote for the election of eight directors. Directors who are elected will hold office for a term of one year and until the election and qualification of their respective successors. The board of directors has nominated for election as directors the persons whose names are listed below, all of whom are presently directors of CSS with terms expiring in 2000. All of these persons have agreed to be considered as nominees and to serve if elected. The board of directors believes all of these persons will be able to serve as directors. However, if this should not be the case, the proxies may be voted for one or more substitute nominees to be designated by the board of directors or the board of directors may decide to reduce the number of directors.

     The board of directors recommends a vote FOR the election of all the nominees listed below.

     Please review the following information about the nominees for election to our board of directors.

James H. Bromley .........  Mr. Bromley has been an independent consultant since September, 1996.
                            From September 1996 to December 1997 he served as Chairman of our then
                            Direct Mail Business Products Group and Vice Chairman of Rapidforms,
                            Inc., formerly a subsidiary of CSS. From May 1996 to September 1996, he served as President of our then Direct Mail Business Products Group. He served as President of Rapidforms from 1979 to September 1996, and as its
                            Chief Executive Officer from 1987 to September 1996. He has served as one of our directors since 1989. Age: 61.

Stephen V. Dubin .........  Mr. Dubin has been our Executive Vice President since June 1999. From
                            May 1996 to June 1999, he served as Senior Vice President -- Law and
                            Human Resources. Mr. Dubin has also been our Secretary and General Coun-
                            sel since 1978. From 1978 to May 1996, he also served as a Vice President of CSS. He has served as one of our directors since November 1995.
                            Age: 61.


David J. M. Erskine .........  Mr. Erskine has been our President and Chief Executive Officer since June
                               1999. From August 1996 to May 1999, he served as President and from Feb-
                               ruary 1997 to May 1999 as President and Chief Executive Officer of Scott
                               Paper Limited, a manufacturer and distributor of tissue products, located in
                               Ontario, Canada. From April 1995 to August 1996, he served as Chief Finan-
                               cial Officer of Scott Paper Limited and from 1993 to 1995, Mr. Erskine served as Director, Corporate Development of European Operations of Scott
                               Paper Company. Mr. Erskine has served as one of our directors since July
                               1999. Age: 53

Jack Farber .................  Mr. Farber has been our Chairman since 1979. From 1979 to May 1999, he was also our President and Chief Executive Officer. Mr. Farber has served as one of our directors since 1978. He is also a director of Hunt Corporation.
                               Age: 66.

Richard G. Gilmore ..........  Mr. Gilmore has been an independent consultant since 1991. He is also a director of twenty two mutual funds sponsored by Legg Mason Wood
                               Walker, Inc. and subsidiaries. Mr. Gilmore has served as one of our directors since 1984. Age: 72.

Leonard E. Grossman .........  Mr. Grossman has been a private investor since 1989. Mr. Grossman has served as one of our directors since 1982. Age: 65.

James E. Ksansnak ...........  Mr. Ksansnak has been Vice Chairman and a Director of ARAMARK Cor-
                               poration, a service management company, since May 1997. He served as an
                               Executive Vice President of ARAMARK Corporation from 1991 to 1997, and as Chief Financial Officer from 1987 to 1997. He is also a director of
                               Advanta Corp. Mr. Ksansnak has served as one of our directors since 1988.
                               Age: 60.

Michael L. Sanyour ..........  Mr. Sanyour has been a Principal of CMS Companies, a financial services and insurance concern, since 1987. He has served as one of our directors since 1980. Age: 69.

      GENERAL INFORMATION ABOUT OUR BOARD OF DIRECTORS AND ITS COMMITTEES

     Our board of directors held seven meetings in 1999. The by-laws allow the board of directors, by resolution adopted by a majority of the entire board, to designate an Executive Committee and other committees, each consisting of three or more directors. Accordingly, the board of directors annually selects members of the Executive, Audit, and Human Resources Committees. Another committee, the stock option committee under the 1991 Plan and the 1995 Plan, consists of those members of the board of directors who are also CSS employees. We have no nominating committee. Each director attended at least 75% of the total number of meetings of the board of directors and committees of the board of directors on which he served in 1999.

EXECUTIVE COMMITTEE

     The Executive Committee of the board of directors is composed of Messrs. Farber, Bunting and Sanyour. The Executive Committee may exercise all of the authority of the board of directors in the business and affairs of CSS with certain exceptions. The role of the Executive Committee is to serve in the event that action must be taken by the board of directors at a time when holding a meeting of the entire board is not feasible. The Executive Committee held one meeting and acted four times by unanimous consent in 1999.

AUDIT COMMITTEE

     The Audit Committee of the board of directors consists of Messrs. Bunting, Gilmore, Grossman and Ksansnak. It meets with our independent accountants to review the scope of audit procedures, CSS's accounting procedures and controls, and any non-audit projects. The Audit Committee held three meetings during 1999.

HUMAN RESOURCES COMMITTEE

     The Human Resources Committee of the board of directors consists of Messrs. Bromley, Gilmore and Ksansnak. It performs functions that include those normally performed by a compensation committee. No member of the Human Resources Committee is an employee of CSS or any of its subsidiaries. The Human Resources Committee is responsible for developing and administering the CSS's executive compensation policies, plans and programs. In addition, the Human Resources Committee (1) determines on an annual basis the compensation to be paid to our Chairman and to our President and Chief Executive Officer, (2) determines the appropriate level of compensation for our other executive officers and members of our senior management personnel following receipt of the recommendations of our President and Chief Executive Officer, (3) reviews and approves the compensation level of other employees of CSS and its subsidiaries with an annual base salary exceeding $150,000, and (4) makes grants and has general administrative authority under the 1994 Plan. The Human Resources Committee held one meeting and acted eight times by unanimous consent in 1999.

COMPENSATION OF DIRECTORS

     Each of our directors who is not a full time employee of CSS or its subsidiaries receives a fee of $16,000 per annum, plus $750 for attendance at each meeting of the board or its committees or for each consultation with management, and is entitled to participate in the 1995 Plan. The chairmen of the Audit Committee and the Human Resources Committee each receive an additional fee of $2,000 per annum. The 1995 Plan succeeded the 1991 Plan and provides for the automatic annual grant of nonqualified stock options to purchase 4,000 shares of our common stock to each of our non-employee directors as of the last business day of November in each year, from 1996 through 2000. In accordance with the terms of the 1995 Plan, each of our non-employee directors received an automatic grant of additional options to purchase 4,000 shares of our common stock on November 30, 1999 at an exercise price of $21.375 per share.

                            OUR EXECUTIVE OFFICERS

     Please review the following information about each of our current executive officers. Our executive officers are elected annually by the board of directors to serve until their successors are elected and qualified or until their earlier resignation or removal.


Jack Farber .................  Mr. Farber has been our Chairman since 1979. He has served as one of our directors since May 1978. From 1979 to May 1999, he was also our Presi-
                               dent and Chief Executive Officer. Age: 66.
David J. M. Erskine .........  Mr. Erskine has been our President and Chief Executive Officer since June
                               1999. He has served as one of our directors since July 1999. From August
                               1996 to May 1999, he served as President and from February 1997 to May
                               1999 as President and Chief Executive Officer of Scott Paper Limited, a
                               manufacturer and distributor of tissue products, located in Ontario, Canada.
                               From April 1995 to August 1996, he served as Chief Financial Officer of
                               Scott Paper Limited and from 1993 to 1995, Mr. Erskine served as Director,
                               Corporate Development of European Operations of Scott Paper Company.
                               Age: 53
Stephen V. Dubin ............  Mr. Dubin has been our Executive Vice President since June 1999. From
                               May 1996 to June 1999, he served as Senior Vice President -- Law and
                               Human Resources. Mr. Dubin has also been our Secretary and General Coun-
                               sel since 1978. From 1978 to May 1996, he also served as a Vice President of CSS. He has served as one of our directors since November 1995.
                               Age: 61.

Steven A. Cohen .................  Mr. Cohen has been our Vice President -- Licensing since June 1999. From
                                   October 1989 to June 1999, he served as Executive Vice President of Dis-
                                   guise Inc. and its predecessor in interest, a manufacturer and distributor of
                                   Halloween costumes and ancillary products. Age: 46.
John J. Nucero ..................  Mr. Nucero has been our Vice President -- Business Development since
                                   January 2000. From February 1998 to December 1999, he served as Senior
                                   Vice President -- Finance and Administration of The Paper Magic Group,
                                   Inc. ("Paper Magic"), and from July 1995 to December 1999 Mr. Nucero also served as Treasurer and Secretary of Paper Magic. In addition, from July
                                   1995 to December 1999, he served as Paper Magic's Chief Financial Officer.
                                   From July 1995 to February 1998, he was Paper Magic's Vice President --
                                   Finance, and from September 1994 to July 1995, he served as Paper Magic's
                                   Vice President, Corporate Development. Paper Magic is a subsidiary of CSS.
                                   Age: 41
Clifford E. Pietrafitta .........  Mr. Pietrafitta has been our Vice President -- Finance since November 1995 and has been our Chief Financial Officer since January 1999. From 1991 to
                                   January 1999, he was our Treasurer. In addition, he has been an Assistant
                                   Secretary of CSS since 1991. Age: 38.
Scott M. Shea ...................  Mr. Shea has been our Vice President -- Manufacturing since November
                                   1999. He has also been Vice President of Manufacturing of Berwick Indus-
                                   tries LLC ("Berwick") and its predecessors in interest since July 1995 and
                                   Vice President of Operations of Paper Magic since February 1998. From
                                   May 1994 to July 1995, he was Director of Manufacturing of Berwick. From
                                   1991 to May 1994, Mr. Shea served as Manufacturing Superintendent of the
                                   Filaments Division of E. I. Dupont DeNemours and Company. Age: 42.
Paul L. Delaney .................  Mr. Delaney has been our Treasurer and an Assistant Secretary since January
                                   1999. From September 1993 to January 1999 he served in various capacities in our Corporate Finance Department. His last position prior to being elected as Treasurer and Assistant Secretary was as our Manager of Corporate
                                   Accounting and Internal Audit. Age: 30.

                            EXECUTIVE COMPENSATION


     The following table shows the total compensation of our chief executive officer and the four other most highly compensated executive officers for services performed for CSS for the fiscal year ended December 31, 1999, and an additional individual who served as an executive officer during the last completed fiscal year but was not serving as such at December 31, 1999, as well as the total compensation earned by each such individual for our last two fiscal years.


SUMMARY COMPENSATION TABLE



                                                                          Long Term
                                               Annual Compensation       Compensation
                                             ------------------------   -------------
                                                                          Securities
                                                                          Underlying        All Other
             Name and                                                      Options       Compensation(1)
        Principal Position           Year     Salary($)     Bonus($)         (#)               ($)
---------------------------------   ------   -----------   ----------   -------------   ----------------
David J. M. Erskine(2)              1999       210,000            0        150,000           52,825
 President and Chief Executive      1998            --           --             --               --
 Officer of CSS                     1997            --           --             --               --
Jack Farber(3)                      1999       425,000            0              0           36,268
 Chairman of the Board              1998       405,000      212,166              0           38,178
 and Former President               1997       390,000      505,600              0           59,556
 and Chief Executive Officer
 of CSS
John A. Pinti(4)                    1999       313,317            0              0           39,776
 Former Executive Vice              1998       329,077      237,825         35,000           44,136
 President of CSS and               1997       300,000      229,929         20,000           26,472
 Former President and
 Chief Executive Officer
 of Berwick and Paper Magic
Stephen V. Dubin                    1999       250,000            0         12,500           19,053
 Executive Vice President,          1998       239,200      100,247         12,500           56,217
 Secretary and General Counsel      1997       230,000      237,000         25,000           63,215
 of CSS
Scott Shea                          1999       166,100            0          8,300           19,197
 Vice President - Manufacturing     1998       158,446       79,162          8,700           18,150
 of CSS                             1997       134,400       75,417          8,500           11,192
Steven A. Cohen (5)                 1999       110,000       50,000         20,000                0
 Vice President - Licensing         1998            --           --             --               --
 of CSS                             1997            --           --             --               --

------------
(1) Berwick, Cleo and Paper Magic each have qualified profit sharing plans allowing for discretionary contributions by these companies related to their financial performance. Generally, CSS officers participate in the Cleo profit sharing plan. However, due to the eligibility requirements of the Cleo profit sharing plan, Mr. Cohen is not eligible to begin participation in the plan until June 1, 2000. In addition, Mr. Shea's participation in the Cleo profit sharing plan did not begin until January
    1, 2000, which was the date that he became a CSS employee. Prior to Mr. Shea's employment with CSS, he was a Berwick employee and participated in the Berwick profit sharing plan. Mr. Shea retains an account balance in the Berwick profit sharing plan, but no further contributions will be made to such account. In general, contributions to the profit sharing plans are based upon a percentage, determined by the board of directors of the applicable company, of the participant's compensation, not exceeding the applicable Internal Revenue Code maximum contribution base. Contributions vest under specified schedules requiring from six to seven years of service, and are paid to participants, along with earnings thereon, upon retirement or other separation from service or, in the case of one such plan, certain other events. In addition, the Berwick, Cleo and Paper Magic profit sharing plans each include a cash or deferred arrangement under section 401(k) of the Internal Revenue Code which permits employees to make salary deferral contributions. These employee contributions are subject to discretionary matching contributions by the applicable company participating in the plans. CSS, Berwick, Cleo and Paper Magic also each maintain an unfunded non-qualified Supplemental Executive Retirement Plan (the "SERP") to provide all eligible employees benefits in excess of the maximum contribution base under the qualified profit sharing plans. Due to the deferred compensation agreement described below, Mr. Farber did not participate in our SERP until February, 1999. We also have a supplemental retirement agreement with Mr. Dubin to provide him with certain deferred benefits upon death or retirement in addition to certain benefits in the SERP. See "Supplemental Executive Retirement Benefits" below. The amounts shown in this column represent, for all of the years indicated, the contributions by the applicable company to a profit sharing plan and the SERP in respect of the named person and, in the case of Mr. Farber, to a profit sharing plan plus the deferred compensation arrangement described below.

(2) Mr. Erskine's employment with CSS commenced June 1, 1999 pursuant to an employment agreement (the "Agreement"), the term of which expires on May 31, 2002. Pursuant to the Agreement, Mr. Erskine's initial base salary was $360,000 per annum, and he is entitled to all executive officer fringe benefits, use of a CSS-leased vehicle and participation in the CSS Incentive Compensation Plan. Further, Mr. Erskine was paid $52,825 pursuant to the Agreement as reimbursement for expenses incurred in relocating him and his family to the Philadelphia area, fees expended on professional services rendered in the negotiation and execution of the Agreement. The terms of the Agreement also entitle Mr. Erskine to reimbursement of the cost of replacement of certain household fixtures and decorations in his new residence. Also in accordance with the Agreement, 150,000 incentive stock options were awarded to Mr. Erskine pursuant to the 1994 Plan at an exercise price of $27 per covered share. A copy of the Agreement has been filed as an exhibit with CSS' Form 10-K for the fiscal year ended December 31, 1999.

(3) Mr. Farber served as Chairman, President and Chief Executive Officer until June 1, 1999, at which time Mr. Erskine became President and Chief Executive Officer. Mr. Farber continues to serve as Chairman. Prior to our merger with Philadelphia Industries, Inc. on January 21, 1993, Mr. Farber was ineligible to participate in the Philadelphia Industries profit sharing plan. Thus, Mr. Farber entered into a deferred compensation agreement with Philadelphia Industries. We assumed this agreement upon the merger. It provided for benefits upon retirement or separation of service equal to what Mr. Farber would have received had he been eligible for participation in the profit sharing plan and SERP. In 1993, Mr. Farber became eligible to participate in the profit sharing plan in which CSS was participating and continues as a participant in such plan presently. In February 1999, our deferred compensation agreement with Mr. Farber was terminated. The amounts shown in this column represent, for all years indicated, the amount charged to CSS in respect of any profit sharing plan and the former deferred compensation agreement.

(4) Mr. Pinti retired as an executive officer effective November 12, 1999, on which date we entered into a severance agreement (the "Severance Agreement") with him. The material terms of the Severance Agreement provide that we pay Mr. Pinti a severance amount of $400,000, payable in biweekly installments commencing on the date of the Severance Agreement and ending on October 31, 2000. A copy of the Severance Agreement has been filed as an exhibit with CSS' Form 10-K for the fiscal year ended December 31, 1999.

(5) Mr. Cohen's employment with CSS commenced June 28, 1999. The initial terms of his employment were a base salary of $220,000 per annum and a bonus of $50,000 payable in March 2000 in lieu of any 1999 related bonus.

     No individual named above received perquisites or non-cash compensation during the years indicated exceeding the lesser of $50,000 or an amount equal to 10% of such person's salary and bonus.

     The following table shows information about options granted by CSS to the chief executive officer and the four other most highly compensated executive officers during the fiscal year ended December 31, 1999, and an additional individual who served as an executive officer during the last completed fiscal year but was not serving as such at December 31, 1999.

                              Option Grant Table


                                                                           Individual Grants
                                               ---------------------------------------------------------------------
                                                 Percent of
                                   Number           Total
                                    of            Options                               Potential Realizable Value at
                                 Securities       Granted        Exercise               Assumed Annual Rates of Stock
                                 Underlying     to Employees      or Base                   Price Appreciation for
                                  Options        in Fiscal        Price      Expiration           Option Term(2)
             Name                Granted(1)         Year          ($/Sh)         Date         5%($)        10%($)
-----------------------------   ------------   --------------   ----------   ------------   -----------  ----------
David J. M. Erskine .........     150,000           35.5%          27.00        6/1/04      1,118,940    2,472,566
Jack Farber .................           0             --              --            --             --           --
Stephen V. Dubin ............      12,500            3.0%          28.625      1/25/04        100,851      220,965
Steven A. Cohen .............      20,000            4.7%          28.00        7/8/04        154,718      341,886
Scott Shea ..................       8,300            2.0%          28.625      1/25/04         66,965      146,720
John Pinti(3) ...............      17,500            4.1%          28.625      2/10/00             --           --

------------
(1) These options were granted under the 1994 Plan. Twenty-five percent of the options granted vest on the first anniversary of the grant. An additional twenty-five percent vests on each succeeding anniversary for the next three years. On the fifth anniversary, the grant expires.

(2) The dollar amounts under these columns are the result of the 5% and 10% rates set by the rules promulgated by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of our stock price. We did not use an alternative formula for a grant date valuation, as we are not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. The dollar amounts reflected in these columns may not be achieved. Actual gains, if any, on stock option exercises depend on the future performance of our common stock and overall market conditions, as well as the executive officer's continued employment through the vesting period.

(3) Mr. Pinti retired as an executive officer effective November 12, 1999. Pursuant to the terms of the 1994 Plan, all of the options reflected in the table expired 90 days after Mr. Pinti's retirement.

     The table below shows information regarding options exercised during the fiscal year ended December 31, 1999 and the value of unexercised options at December 31, 1999 held by our five most highly compensated executive officers and an additional individual who served as an executive officer during the last completed fiscal year but was not serving as such at December 31, 1999.

                             Option Exercise Table

                                  Shares                            Number of Securities           Value of Unexercised
                                 Acquired                          Underlying Unexercised         In-the-Money Options at
                                                                  Options at December 31,
                                                                          1999(1)                  December 31, 1999 ($)
                                    on              Value      ------------------------------  -----------------------------
           Name              Exercise (#)(2)    Realized ($)    Exercisable    Unexercisable    Exercisable    Unexercisable
--------------------------  -----------------  --------------  -------------  ---------------  -------------  --------------
David J. M. Erskine ......             0                --             --         150,000              --             --
Jack Farber ..............             0                --             --              --              --             --
Stephen V. Dubin .........        25,000           281,250         34,375          40,625           4,688          1,563
Steven A. Cohen ..........             0                --             --          20,000              --             --
Scott Shea ...............         5,000            55,688         19,550          20,950          18,281            469
John A. Pinti(3) .........        22,500           212,344             --              --              --             --

------------
(1) Includes exercisable and unexercisable options to acquire common stock granted under the CSS 1985 Incentive Stock Plan, as amended (the "1985 Plan"), and under the 1994 Plan.

(2) Options exercised relate to options to acquire our common stock granted under the 1985 Plan and the 1994 Plan.

(3) We repurchased all of the shares of common stock acquired from the exercise shown in the table, together with all other shares owned by Mr. Pinti, on December 22, 1999 at the then current fair market value.

Supplemental Executive Retirement Benefits and Other Deferred Compensation
   Arrangements

     Under applicable provisions of the Internal Revenue Code, we are required to disregard an employee's annual compensation in excess of a specified dollar amount (subject to cost of living adjustments) in determining the profit-sharing plan contribution that is made on behalf of such employee. The Omnibus Budget Reconciliation Act of 1993 ("OBRA '93") reduced this compensation limit from $235,840 in 1993 to $150,000 in 1994, 1995 and 1996.
Such limit increased to $160,000 in 1997 and remained at that level in 1998 and 1999. CSS, Berwick, Cleo and Paper Magic each established a SERP to provide additional retirement benefits to eligible employees, with regard to compensation in excess of this dollar limit. Due to the deferred compensation agreement described above, Mr. Farber was not eligible to participate in our SERP until February 1999.

     Under the CSS, Paper Magic, Berwick and Cleo SERPs, all eligible employees in the United States are entitled to have an amount credited for their benefit on our books equal to the product of (x) the percentage then used in deriving the dollar amount approved by the participating company's board of directors as the company's profit sharing plan contribution for such calendar year and (y) the difference between the employee's total cash compensation for such calendar year and the dollar amount of the compensation limitation ($160,000 for 1999). Through September 30, 1998, these amounts were adjusted to reflect earnings and losses based on the investment performance of the applicable profit sharing plan as if such amounts had been contributed to such profit sharing plan at the time they were credited and were invested in the same manner as the employee's profit sharing plan account. Since that time, participant balances were adjusted by the investment performance of various benchmarks as selected by the participant. All amounts payable to any officer for whose benefit amounts have been credited represent an unsecured debt of CSS.

     Under an agreement dated March 3, 1993, Mr. Dubin became eligible for certain unfunded non-qualified annual retirement benefits and death benefits. Although we had no obligation to fund the benefits provided by this agreement, we purchased a life insurance policy to provide funding for such benefits. These additional retirement benefits are intended to compensate Mr. Dubin for the loss of benefits under the Cleo profit sharing plans by reason of the pre-OBRA '93 limitations on the amount of compensation that may be considered in calculating contributions under the profit sharing plan. Benefits are payable upon termination of active employment and are reduced if such termination occurs prior to age 65. A pre-retirement death benefit is also available under this agreement. The annual retirement benefit is a fixed annual payment for fifteen years. Assuming that Mr. Dubin continues his employment with CSS until age 65, his annual benefits will be $58,123.

     Prior to our merger with Philadelphia Industries on January 21, 1993, Mr. Farber was ineligible to participate in the Philadelphia Industries profit sharing plan. Thus, Mr. Farber entered into a deferred compensation agreement with Philadelphia Industries. We assumed this agreement upon the merger. It provided for benefits upon retirement or separation of service equal to what Mr. Farber would have received had he been eligible for participation in the profit sharing plan and SERP. In 1993, Mr. Farber became eligible to participate in the profit sharing plan in which CSS was participating and continues as a participant in such plan presently. In February 1999, our deferred compensation agreement with Mr. Farber was terminated, and at such time Mr. Farber became eligible to participate in our SERP.

     In February 1999, we entered into an agreement with Mr. Farber under which we agreed to assist in funding a split dollar life insurance policy on Mr. Farber's life by paying up to five annual premium payments. The present value of the aggregate anticipated premium payments are approximated to equal the obligation we would have owed to Mr. Farber had the deferred compensation agreement not been terminated.

                       HUMAN RESOURCES COMMITTEE REPORT

     The Human Resources Committee is comprised of three directors, none of whom is an employee of CSS or any subsidiary and all of whom are free from any relationship with CSS that might be considered a conflict of interest. The Human Resources Committee oversees the development and implementation of compensation policies, plans and programs which aim to enhance our profitability, and consequently stockholder value. These goals are sought by relating compensation of our senior management to our financial performance.

Consequently, a substantial portion of compensation granted to senior management is "at-risk" incentive compensation. This incentive compensation is tied in part to the magnitude of each individual's contribution to the value of stockholders' shares. The Human Resources Committee also is responsible for the administration of grants that have been made under the 1985 Plan and administers and makes grants under the 1994 Plan. Overall, the structure of annual and longer term incentive compensation is designed to attract, retain, and reward senior management of outstanding abilities and to motivate them to perform to the full extent of their abilities.

     Our compensation program for senior management consists of base salary, annual performance bonuses, longer term incentive compensation in the form of stock options, restricted stock grants and stock appreciation rights, benefits available generally to our employees (including retirement benefits under profit sharing plans), and supplemental retirement plans or deferred compensation agreements to provide benefits in excess of those permitted to be paid under the profit sharing plans because of OBRA '93 limitations (described above, under "Supplemental Executive Retirement Benefits and Other Deferred Compensation Arrangements"). The "at-risk" portion of the compensation program is significant relative to overall compensation.

     Base salary levels for our executive officers are reviewed on an annual basis by the Human Resources Committee and are set generally to be competitive with other companies of comparable size and geographic location, taking into consideration the position's complexity, responsibility and need for special expertise. Individual salaries also take into account individual experience and performance. The Human Resources Committee establishes salary levels for the executive officers of CSS. The salaries of other employees of CSS and its subsidiaries with annual base salaries exceeding $150,000 are also subject to review and approval by the Human Resources Committee.

     Mr. Farber served as Chairman, President and Chief Executive Officer through May 31, 1999, and he continues to serve as Chairman. Mr. Erskine became President and Chief Executive Officer of CSS on June 1, 1999. In determining the compensation of Mr. Farber and in approving the terms of Mr. Erskine's employment agreement with CSS, including the compensation payable thereunder, the Human Resources Committee has taken into consideration pay levels of chief executive officers of other companies of comparable size and Messrs. Farber and Erskine's respective overall management strengths and business acumen.

     Annual incentive compensation is based upon the achievement of certain threshold and target levels of earnings and certain other goals by the operating subsidiaries for the management of these subsidiaries, the achievement of a threshold and target levels of diluted earnings per common share by CSS for corporate level management, and the attainment of specifically defined individual goals and objectives. At the beginning of each year, performance goals are established for CSS and each of its subsidiaries by the Human Resources Committee to be used in determining annual performance bonuses. The formulae permit discretion in determining the size of the bonus pool, subject to certain parameters based upon the achievement of the performance goals, and to a limited extent in allocating the bonus pool among participants. Neither the Chairman, the President and Chief Executive Officer nor any other member of corporate level management of CSS received any incentive compensation relating to the fiscal year ended December 31, 1999 due to the failure to achieve the set threshold level of diluted earnings per common share. However, Steven A. Cohen is entitled to receive a $50,000 "sign-on" bonus on March 15, 2000 payable in lieu of any annual incentive compensation for the fiscal year ended December 31, 1999.

     The Human Resources Committee annually considers the desirability of granting to officers and certain other employees of CSS and CSS's principal operating subsidiaries stock options, restricted stock grants and stock appreciation rights under the 1994 Plan. The objective of the 1994 Plan is to align senior management and stockholder long-term interests by creating a strong and direct link between the executive's accumulation of wealth and stockholder return and to enable executives to develop and maintain a significant, long-term stock ownership position in our common stock. The Human Resources Committee adopted a methodology for use beginning with 1998 stock option grants which relates the number of stock options granted to each optionee to the individual's position and salary level, provided that if circumstances warrant, the Human Resources Committee may from time to time depart from strict adherence to such methodology at its discretion. The Human Resources Committee believes that its past grants of stock options have successfully focused our executive officers and other members of senior management on building profitability and shareholder value.

     Payments during 1999 to our senior management under the various programs discussed above were made following consideration of Section 162(m) of the Internal Revenue Code which became effective on January 1, 1994. Section 162(m) of the Internal Revenue Code limits the deduction that may be claimed by a "public company" for total compensation in excess of $1 million paid to the chief executive officer or to any of the other four most highly compensated officers except to the extent that any compensation in excess of $1 million qualifies as "performance-based compensation." Grants of stock options and stock appreciation rights made under the 1994 Plan qualify as "performance-based compensation."


                                            HUMAN RESOURCES COMMITTEE
                                            James E. Ksansnak, Chairman
                                            James H. Bromley
                                            Richard G. Gilmore

Performance Graph

     The graph below compares the cumulative total stockholders' return on our common stock for the period from January 1, 1995 through December 31, 1999, with (i) the cumulative total return on the Standard and Poors 500 ("S&P 500") Index and (ii) the Russell 2000 Index (assuming the investment of $100 in common stock, S&P 500 Index and the Russell 2000 Index on January 1, 1995 and reinvestment of all dividends).

     Because we do not believe we can reasonably identify a peer group or applicable published industry or line-of-business index, we have selected the Russell 2000 Index as an index of issuers with similar market capitalizations.

                    COMPARISON OF CUMULATIVE TOTAL RETURNS*

  $240 |------------------------------------------------------------------------
       |
  $220 |------------------------------------------------------------------------
       |                                                                      #
  $200 |------------------------------------------------------------------------
       |                                          +#
D $180 |--------------------------------------------------------+#@-------------
       |                                           @
O $160 |------------------------------------------------------------------------
       |                              +#
L $140 |------------------------------------------------------------------------
       |                +#            @                                     @+
L $120 |-----------------@------------------------------------------------------
       |
A $100 |--+#@-------------------------------------------------------------------
       |
R  $80 |------------------------------------------------------------------------
       |
S  $60 |------------------------------------------------------------------------
       |
   $40 |------------------------------------------------------------------------
       |
   $20 |------------------------------------------------------------------------
       |
    $0 |------------------------------------------------------------------------

          1994          1995         1996         1997         1998        1999

   *TOTAL RETURN BASED ON $100 INITIAL INVESTMENT & REINVESTMENT OF DIVIDENDS

    + CSS Inds Inc.             # Russell 2000 Index          @ Peer Group

                              CERTAIN TRANSACTION

     In January 1999, CSS loaned Clifford E. Pietrafitta, Vice President -- Finance and Chief Financial Officer of CSS, $65,000 at an interest rate of 5.5% per annum payable on demand and secured by a pledge of 2,097 shares of CSS common stock. The proceeds of the loan were used primarily to pay Mr. Pietrafitta's alternative minimum tax liability under the Internal Revenue Code. Mr. Pietrafitta repaid this loan in October 1999 utilizing a portion of the proceeds he received from the sale of 5,000 shares of common stock of CSS to CSS at a sales price of $22.75 per share (the closing price on the New York Stock Exchange on the last trading day prior to such sale).


                       PROPOSALS FOR 2001 ANNUAL MEETING

     Consideration of certain matters is required at the annual meeting of stockholders, such as the election of directors. In addition, pursuant to applicable regulations of the Securities and Exchange Commission, stockholders may present resolutions that are proper subjects for inclusion in the proxy statement and for consideration at the annual meeting by submitting their proposals to us on a timely basis. In order to be included for the 2001 annual meeting, resolutions must be received by November 24, 2000 and addressed to our Secretary at the address set forth on the cover page of this proxy statement.


                                            CSS INDUSTRIES, INC.



                                            By: Stephen V. Dubin,
                                               Secretary
Philadelphia, Pennsylvania
March 24, 2000

          THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              CSS INDUSTRIES, INC.

     The undersigned hereby appoints Jack Farber, Leonard E. Grossman and Michael L. Sanyour, and each of them acting singly, proxies of the undersigned stockholder with full power of substitution to each of them, to vote all shares of Common Stock of CSS Industries, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at The Sheraton Rittenhouse Square Hotel, 227 South 18th Street, Philadelphia, PA 19103, on Tuesday, May 2, 2000, at
10:00 a.m . (local time) and any adjournments thereof.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder and in the discretion of the holders of this Proxy upon such other matters as may properly come before the annual meeting or any adjournments thereof. With respect to the election of directors, where a box is not completed, this Proxy will be voted "FOR ALL NOMINEES."

          THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN AND
           DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

--- Please mark your
|X| votes as indicated
--- in this example.


                                  DO NOT PRINT
                                  IN THIS AREA



--------------------------------------------------------------------------------
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES."


                                                             AUTHORITY
       FOR                                                    WITHHELD
   all nominees                                          for all nominees

      [ ]                                                      [ ]

1. Election of Directors

                                       Nominees:  James H. Bromley
                                                  Stephen V. Dubin
                                                  David J.M. Erskine
                                                  Jack Farber
                                                  Richard G. Gilmore
                                                  Leonard E. Grossman
                                                  James E. Ksansnak
                                                  Michael L. Sanyour

For, except vote withheld from the following nominees only: (write the name(s) of the nominee(s) on the line below)

--------------------------------------------------------------------------------

                                  DO NOT PRINT
                                  IN THIS AREA

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
     Signature(s)                                                     Date


(Please mark your vote, date and sign as your name appears above and return this Proxy in the enclosed postpaid envelope. If acting as executor, administrator, trustee, or guardian, etc. you should so indicate when signing. If the signer is a corporation, please sign the full corporation name, and indicate title as duly authorized officer).